                                                                    Exhibit 99.1

                 ALLIED SECURITY COMMENCES CONSENT SOLICITATION

King of Prussia, PA -- June 16, 2006, Allied Security Holdings LLC ("Allied
Security") and Allied Security Finance Corp. ("Allied Finance" and, together with Allied Security, the "Issuers") today announced that they are soliciting consents from the holders of their 11.375% Senior Subordinated Notes due 2011
(CUSIP No. 01950PAC6) (the "Notes"). The Issuers are seeking consents to proposed amendments to certain provisions of the Indenture pursuant to which the
Notes were issued and the consents are being sought in connection with the financing of the acquisition by Allied Security of Initial Security, LLC, a
Nevada limited liability company, and Rentokil Inc. - Security Services, a New
Jersey Corporation (together, "Initial Security"). The consent solicitation is expected to remain open until 5:00 P.M., New York City time, on Thursday, June
29, unless extended to a later time or date (the "Consent Date").

Holders of record as of 5:00 p.m., New York City time, on June 15, 2006, who validly deliver their consents prior to 5:00 p.m., New York City time on the
Consent Date will receive a consent fee of $7.50 in cash for each $1,000 in principal amount of Notes with respect to which consents are received.

The proposed amendments will become operative, and the applicable consent fee will only be paid, upon, among other things, satisfaction of customary conditions, the receipt of valid consents in respect of at least a majority of the aggregate principal amount outstanding of the Notes before the Consent Date and the closing of Allied Security's purchase of Initial Security, which is expected to occur during August 2006.

The Issuers have retained Bear, Stearns & Co. Inc. to act as the solicitation agent for the Consent Solicitation. Questions regarding the Consent Solicitation may be directed to Bear, Stearns & Co. Inc.'s Global Liability Management Group,
telephone number 877-696-2327 (toll free). The information and tabulation agent for the Consent Solicitation is D.F. King & Co., Inc. Requests for copies of the
Consent Solicitation Statement and related documents may be directed to D.F.
King & Co., Inc., telephone number 800-488-8095 (toll free) and 212-269-5550
(call collect).

This announcement is not an offer to purchase or a solicitation of an offer to purchase nor is this announcement an offer to sell or solicitation of an offer to purchase new securities. The Consent Solicitation is made solely by means of the Consent Solicitation Statement dated June 16, 2006 and the related Letter of
Consent.

About Allied Security Holdings LLC

Allied Security, headquartered in King of Prussia, is the largest American-owned and managed security services firm. Operating under the name AlliedBarton
Security Services, since 1957, the Company has been providing quality security services and highly trained personnel to clients in a number of industry sectors, including commercial real estate, higher education, healthcare, residential communities, manufacturing and distribution, financial institutions, shopping centers and other commercial facilities. Our

more than 39,000 employees and over 70 offices nationwide service a client base that includes more than 125 Fortune 500 companies across the country. Selected as one of Training magazine's "Top 100" training companies for 2006,
AlliedBarton's award-winning programs, on-the-job and web-based training focuses on preparing employees in a variety of security-related topics.

On the net: www.AlliedBarton.com.

Forward-Looking Statements
--------------------------

Statements in this press release which are not historical facts, including statements about plans, strategies, beliefs and expectations of Allied Security
Holdings LLC and its subsidiaries (together, the "Company"), are forward-looking and subject to the safe harbor provisions of the Private Securities Litigation
Reform Act of 1995. Forward-looking statements speak only as of the date they are made, and, except for the Company's ongoing obligations under U.S. federal securities laws, the Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Such forward-looking statements include, without limitation, the
Company's expectations and estimates about future events. Actual results may differ materially from such forward-looking statements for a number of reasons, including those set forth in the Company's filings with the Securities and
Exchange Commission (which may be viewed on the SEC's website at
http://www.sec.gov).